Rule 424(b)(2)
			Registration Nos. 333-44771
	NASD File No. 961029005
	Cusip #: 52517PMX6

PRICING SUPPLEMENT NO. 301
Trade Date: February 19, 1998 to Prospectus
Supplement dated February 18, 1998
and Prospectus dated February 18, 1998

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  99.804%

Agent's Commission: .35%

Original Issue Date: 02/24/98

Interest Rate Per Annum:  6.00%

Interest Payment Dates:	Every 2/26 and 8/26 commencing on 8/26/98

Maturity Date:  02/26/01

These Notes, issued under Pricing Supplement No. 301, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $350,000,000 and relates only to Pricing Supplement No. 301. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $14,162,913,688 and, to date, including this offering, an aggregate of $13,136,413,688 Medium-Term Notes, Series E has been issued and $8,997,178,688 are outstanding.